Exhibit 4.4

FORM OF SELLING STOCKHOLDER AGREEMENT

Twitter, Inc.
1355 Market Street, Suite 900

San Francisco, CA 94103

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization (as the same may be amended from time to time, the “Merger Agreement”), dated as of April 28, 2015, by and among Twitter, Inc., a Delaware corporation (“Acquiror”), TellApart, Inc., a Delaware corporation (the “Company”), Trinidad Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror  (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, as the Securityholders’ Agent, pursuant to which Merger Sub shall merge with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall become a wholly-owned subsidiary of Acquiror (such transaction, the “Merger”).  As a result of the Merger, the shares of capital stock of the Company (the “Company Capital Stock”) will be converted into the right to receive shares of common stock, par value of $0.000005 per share, of Acquiror (the “Common Stock”) and cash, in accordance with and subject to the terms and conditions of the Merger Agreement.  Each capitalized term not otherwise defined in this letter agreement (this “Agreement”) shall have the meaning ascribed thereto in the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, Acquiror agreed that it would file, as soon as reasonably practicable following the Closing Date, a registration statement on Form S-3 (as originally filed, together with any amendments thereto, the “Registration Statement”) to register the offer and resale of the Registrable Shares (as defined below) received by Company Stockholders in the Merger under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).  For purposes hereof, “Registrable Shares” means the shares of Common Stock issuable to Company Stockholders in the Merger, except for (i) the shares of Common Stock issuable in respect of Assumed Company Options, (ii) the Escrow Shares, (iii) shares of Common Stock issuable in respect of Company Restricted Stock and (iv) for Key Employees, shares of Common Stock that are subject to vesting as of the immediately following the effective time of the Merger pursuant to the terms of the Restriction Agreement between Acquiror and the Key Employee.

The undersigned (the “Holder”) is, or by virtue of the Merger will become, the beneficial owner of Registrable Shares (such shares, the “Holder Shares”), and in connection therewith, desires to include some or all of the Holder Shares in the Registration Statement.  In furtherance thereof, and intending to be legally bound hereby, the Holder hereby agrees as follows:

1.Acknowledgments.  Acquiror agrees to provide Holder with notice of its intent to file the Registration Statement at least five (5) Business Days prior to such filing (the “Notice”).  The Holder acknowledges and agrees that in order to sell or otherwise dispose of any Holder Shares pursuant to the Registration Statement, the Holder will be required to be named as a selling stockholder in the related prospectus (the “Prospectus”, which term will include any related prospectus supplement and any amendments thereto), deliver a copy of the Prospectus to purchasers of Holder Shares and be bound by the provisions of this Agreement.  The Holder further acknowledges and agrees that Acquiror’s obligation to register the offer and resale of the Holder Shares in the Registration Statement and to list the Holder as a selling stockholder in the Prospectus is conditioned upon the execution and delivery of this Agreement and a Joinder Agreement and, assuming Acquiror timely delivers the Notice, the completion and delivery of the Selling Stockholder Questionnaire attached as Exhibit A hereto (the “Selling Stockholder Questionnaire”) by the Holder to Acquiror at least three (3) Business Days prior to the date Acquiror files the Registration Statement, and that if Acquiror timely delivers the Notice but the Holder does not so execute and deliver this Agreement and the Joinder Agreement and complete and deliver the Selling Stockholder Questionnaire to Acquiror prior to such third (3rd) Business Day, the Holder will not be named as selling securityholders in the Prospectus and therefore will not be permitted to sell any Holder Shares pursuant to the Registration Statement.  The Holder further understands and acknowledges that certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus, and that Holder understands and acknowledges that it should consult Holders’ own securities law counsel regarding such consequences.

2.Representations and Warranties of Holder.  The Holder hereby represents, warrants and covenants to Acquiror as follows:

(a)If the Holder is an entity, it has all requisite power and authority or, if the Holder is an individual, he/she has the legal capacity, to enter into this Agreement and to perform its, his or her covenants and obligations under this Agreement.  If the Holder is an entity, the execution and delivery of this Agreement and the performance by the Holder of its, his or her covenants and obligations under this Agreement have been duly authorized by all necessary action on the part of the Holder and no further action is required on the part of the Holder to authorize this Agreement or the performance by the Holder of its covenants and obligations hereunder.

(b)This Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general and rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity.

3.Notice of Intent to Include Holder Shares in Registration Statement.  The Holder hereby notifies Acquiror that it intends to sell or otherwise dispose of all of the Holder Shares beneficially owned by it (unless otherwise specified under Section 9(b)) of the Selling Stockholder Questionnaire pursuant to the Registration Statement, and hereby requests that Acquiror list the Holder as a selling stockholder in the Prospectus with respect to such Holder Shares.

4.Selling Stockholder Questionnaire; Additional Information.

(a)The attached Selling Stockholder Questionnaire has been completed by or on behalf of the Holder.  The Holder acknowledges and agrees that Acquiror may require the Holder to provide to Acquiror such additional information regarding the Holder and the distribution of the Holder Shares as may be reasonably required to register the Holder Shares under the Registration Statement (such information, the “Additional Information”, and together with the information in the Selling Stockholder Questionnaire, the “Holder Information”).  The Holder agrees that Acquiror may exclude from the Registration Statement the Holder Shares to the extent that the Holder fails to furnish any such Additional Information or respond to any such request therefor within a reasonable time after receiving such request.

(b)The Holder consents to the disclosure of the Holder Information and the inclusion of the Holder Information in the Registration Statement and the Prospectus.  The Holder understands that the Holder Information will be relied upon by Acquiror in connection with the preparation and filing of the Registration Statement and the Prospectus.  The Holder further agrees to promptly notify Acquiror of it becoming aware of any inaccuracies or changes in the Holder Information

2

that may occur subsequent to the date hereof at any time prior to the filing of the Registration Statement and while the Registration Statement remains effective.

5.Blackout Periods.

(a)If, in the good faith judgment of the Board of Directors of Acquiror, it is determined that it would be seriously detrimental to the Acquiror and its stockholders for the Registration Statement to be filed and it is therefore essential to defer the filing of the Registration Statement, including for the reasons set forth in Section 5(b), then Acquiror shall have the right to defer such filing for a period of not more than sixty (60) days after the Closing Date; provided further that Acquiror shall not register any securities for the account of itself or any other stockholder during such period (other than a registration relating solely to the sale of securities of participants in an Acquiror stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(b)From and after the effective date of the Registration Statement (the “Registration Effective Date”), Acquiror shall have the right to suspend the Registration Statement and the Prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holder, provided, however, that Acquiror may exercise the right to such suspension only once in any 12-month period and for a period not to exceed 60 days.  From and after the date of a notice of suspension under this Section 5(b), the Holder agrees not to use the Registration Statement or the Prospectus for resale of any Registrable Shares until the earlier of (1) notice from Acquiror that such suspension has been lifted or (2) the 60th day following the giving of the notice of suspension.

6.Restrictions on Transfer.

(a)The Holder agrees that, during the Lock-Up Period (as defined below), but subject to the provisions in the following paragraph, the Holder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any of the Holder Shares or any other shares of Acquiror Common Stock received or receivable by the Holder under the terms of the Merger Agreement (together, the “Merger Shares”), or any options or warrants to purchase any Merger Shares, or any securities convertible into, exchangeable for or that represent the right to receive Merger Shares other than as otherwise provided herein.  The foregoing restriction is expressly agreed to preclude the Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Merger Shares even if such shares would be disposed of by someone other than the Holder.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Merger Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.  For the sake of clarity, the restrictions on transfer set forth in this Section 6(a) shall not prohibit or forbid transfers to Affiliates of the Holder, provided that prior to such transfer, any such Affiliate transferee signs a joinder to this agreement agreement to be bound by the terms hereof applicable to Holder.

(b)The restrictions on transfer set forth in Section 6(a) will lapse as follows:  (i) on the Registration Effective Date, the restrictions will lapse as to 60% of the Merger Shares; (ii) on the eighth (8th) day following the Registration Effective Date, the restrictions will lapse as to an additional

3

15% of the Merger Shares; and (iii) on the fifteenth (15th) day following the Registration Effective Date, the restrictions will lapse as to the remaining 25% of the Merger Shares.

(c)The Holder acknowledges and agrees that the release of the Merger Shares from the restrictions on transfer set forth in Section 6(a) pursuant to Section 6(b) will not affect the restrictions on transfer applicable to the Merger Shares under applicable securities laws, the terms of the Merger Agreement and Escrow Agreement, the terms of the Joinder Agreement between the Holder and Acquiror entered into in connection with the Merger Agreement, the terms of the Restriction Agreement entered into between the Holder and Acquiror in connection with the Merger Agreement, if applicable, and, if the Holder is an employee of Acquiror or any of its Subsidiaries, the terms of Acquiror’s insider trading policy.

(d)For purposes of this Section 6, “Lock-Up Period” means the period beginning on (and including) the date the Holder first executed the form of this Agreement until the earlier of (i) the fifteenth (15th) day following the Registration Effective Date and (ii) thirty (30) days after the Closing Date.

7.Registration Period.  The Holder acknowledges that, under the terms of the Merger Agreement, Acquiror is only obligated to use commercially reasonable efforts to cause the Registration Statement to be declared effective and to keep it effective and available until the one-year anniversary of the Closing Date or such earlier date as all Registrable Shares that were registered under the Registration Statement have been sold, transferred or otherwise disposed of by the Holder and the other Company Stockholders listed as selling stockholders in the Prospectus (whether pursuant to the Registration Statement, Rule 144 promulgated under the Securities Act, or otherwise).

8.Compliance with Securities Laws.  The Holder acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), and the provisions of the Securities Act relating to prospectus delivery, in connection with any offering of Registrable Shares pursuant to the Registration Statement.  The Holder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

9.Indemnification.

(a)To the extent permitted by law, Acquiror will indemnify and hold harmless the Holder, the partners, shareholders, officers and directors of the Holder; legal counsel and accountants for the Holder and each person, if any, who controls the Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, any free-writing prospectus as defined in Rule 405 promulgated under the Securities Act or any amendments or supplements thereto; or

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

4

(iii) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse the Holder, and each such partner, shareholder, officer or director, underwriter or controlling person, or other aforementioned person for any legal or other expenses reasonably incurred by them, within three months after a request for reimbursement has been received by Acquiror, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Acquiror (which consent shall not be unreasonably withheld or delayed), nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, shareholder, officer, director, underwriter or controlling person of such Holder.

(b)To the extent permitted by law, the Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any underwriter and any other selling securities under such registration statement or any of such other selling securityholder’s partners, shareholders, directors or officers or any person who controls such other selling securityholder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which Acquiror or any such director, officer, controlling person, underwriter or other such selling securityholder, partner, shareholder or director, officer or controlling person of such other selling securityholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration.  The Holder will reimburse any legal or other expenses reasonably incurred by Acquiror or any such director, officer, controlling person, underwriter or other selling securityholder, partner, shareholder, officer, director or controlling person of such other selling securityholder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 9(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

10.Expenses.  The Holder shall be responsible for the fees and expenses it incurs in connection with this Agreement and the transactions contemplated hereby, including any fees and expenses of any counsel or other adviser engaged by it, and all discounts, commissions or other amounts payable to underwriters or brokers in connection with the offer and resale of the Registrable Shares under the Registration Statement and the Prospectus.

5

11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt), if provided below, to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice); provided that notices sent by mail will not be deemed given until received:

if to Acquiror to:

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, CA 94103

Attn: Vijaya Gadde, General Counsel

Facsimile No.: (415) 680-1646
Telephone No.: (415) 222-9670x1363

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attn: Michael S. Russell

Facsimile No.: (650) 493-6811

Telephone No.: (650) 493-9300

if to Holder to: the address for notice set forth on the Selling Stockholder Questionnaire delivered by the Holder pursuant hereto.

12.Agreement; Amendment.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms.  The Holder agrees that this Agreement shall not be amended, or any provision hereof waived, without the written consent of Acquiror.

13.Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto.  In such an event, the Holder shall work in good faith with Acquiror to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

14.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of law.  The Holder irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, in the case of a federal claim as to which federal courts have exclusive jurisdiction, the Federal Court of the United States of America) in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon the Holder in any manner authorized by the laws of the State of Delaware and waives and covenants not to assert or plead any objection which the Holder might otherwise have to such jurisdiction, venue and such process.  The Holder agrees not to commence any legal proceedings related hereto except in such courts.

6

[Signature page follows]

7

The undersigned Holder understands that Acquiror is relying on this Agreement in connection with the preparation and filing of the Registration Statement and the Prospectus, and acknowledges and agrees that Acquiror is the intended beneficiary of this Agreement.

[NAME OF HOLDER]:

(please print)

By:
Name:
Title:

[Signature Page to Selling Stockholder Agreement]

EXHIBIT A

SELLING STOCKHOLDER QUESTIONNAIRE

1. Stockholder Information

Full Legal Name of Stockholder:

Address of Stockholder:

Telephone number of Stockholder:

Email address of Stockholder:

Social Security Number or Taxpayer Identification number of Stockholder:

If holding stock for another person, name of beneficial owner:

If Stockholder is an individual:

Is Stockholder at least 21 years of age?	Yes ☐ No ☐ N/A ☐

Is Stockholder currently married?	Yes ☐ No ☐ N/A ☐

If “Yes,” print Stockholder’s spouse’s full legal name:

If Stockholder is divorced, are his/her options or stock subject to a marital settlement agreement, constructive trust, court order or similar obligation?	Yes ☐ No ☐ N/A ☐

If Stockholder is or is related to a member of the board of directors or an officer of Acquiror, has Stockholder acquired any of Acquiror’s securities (from Acquiror or any other person or entity) within the last six months?

Yes ☐ No ☐ N/A ☐

If Stockholder holds its shares through a nominee (custodian or other entity), please specify the nominee name:

If Stockholder is an entity:

Type of entity:

Jurisdiction of formation:

Has Stockholder been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, receivership, liquidation, reorganization, arrangement, adjustment, composition or other judicial proceeding?

Yes ☐ No ☐ N/A ☐

If “Yes,” please describe:

Name and email of contact person for questions regarding this questionnaire:

Is Stockholder a party to any agreement or instrument that is binding on, would result in a lien, encumbrance or charge upon, or otherwise affects in any way the Registrable Shares or the sale of the Registrable Shares pursuant to the Registration Statement including, without limitation, any contracts, indentures, mortgages, deeds of trust, loans, credit agreements, notes, licenses, leases, escrows, security agreements, proxies, stockholder agreements, rights agreements, preemptive rights, “tag-along” rights, co-sale rights, rights of first refusal, pledge agreements, broker or finder agreements, or other similar agreements or rights?

Yes ☐ No ☐ N/A ☐

If “Yes,” please explain:

2. Security Ownership

(a)   Stock Ownership.  If Stockholder own any shares of Common Stock, please state the number of shares of the Common Stock that Stockholder owns as of April 30, 2015(not including unexercised employee stock options or Merger Shares):

(b)   Voting or Dispositive Power.  Please state the number of shares of Common Stock not owned by Stockholder that Stockholder has any voting or dispositive power over as of April 30, 2015 (do not include any shares listed above):

(c)   Right to Acquire.  Please state the number of shares of Common Stock which Stockholder does not own now, but which Stockholder would have the right to acquire from an option, warrant or otherwise as of April 30, 2015.

(d)   Does Stockholder have any present plans to otherwise acquire, dispose of or transfer Common Stock prior to the date of effectiveness of Acquiror’s Registration Statement on Form S-3 in connection with the Offering?

Yes ☐ No ☐

If “Yes,” please describe:

(e)   Pledged Securities. If any of such securities have been pledged or otherwise deposited as collateral or are the subject matter of any voting trust or other similar agreement or of any contract providing for the sale or other disposition of such securities, please give the details thereof.

(f)   Nature of Beneficial Holding.  The purpose of this question is to identify the ultimate natural person(s) or publicly held entity that exercise(s) sole or shared voting or dispositive power over the securities.

(i) Is Stockholder a natural person?	Yes ☐ No ☐

(ii)  Is Stockholder required to file, or is it a wholly owned subsidiary of a company that is required to file, periodic and other reports (e.g., Forms 10-K, 10-Q, 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended?

Yes ☐ No ☐

(iii) Is Stockholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?	Yes ☐ No ☐

If a subsidiary, please identify the publicly held parent entity:

(iv) If you answered “No” to questions (i), (ii), and (iii) above, please identify the controlling person(s) of the Stockholder (the “Controlling Entity”).

If the Controlling Entity is not a natural person or a publicly held entity, please identify each controlling person(s) of such Controlling Entity.

NOTE: This process should be repeated until you reach natural persons or a publicly held entity that exercise sole or shared voting or dispositive power over the securities. Please attach additional sheets of paper as needed, indicating and signing your name and referencing the question by number.

(g) Was the Common Stock listed in Item 2(a) acquired in ordinary course of business?	Yes ☐ No ☐

(h) At the time of Stockholder’s Acquisition of the Merger Shares, did Stockholder have any agreements or understandings, directly or indirectly, with any person to distribute the securities?	Yes ☐ No ☐

3. Voting Agreements; Changes in Control

Is Stockholder a party to any voting agreement or trust covering at least 5% of the outstanding shares of Acquiror’s common stock (or securities convertible into at least 5% of the outstanding shares of the Acquiror’s common stock)?

Yes ☐ No ☐

(a) If “Yes,” please describe such arrangement, including the number of shares held or to be held pursuant to the trust or agreement and the duration:

Is Stockholder a party to any arrangement, including any voting trust or pledge of securities of Acquiror, which may at a subsequent date result in a change in control of Acquiror?	Yes ☐ No ☐

(b) If “Yes,” please describe:

4. Registered Investment Advisor Status

Is Stockholder or any of Stockholders associates a Registered Investment Advisor who is registered with the Commission?	Yes ☐ No ☐

If “Yes,” identify Registered Investment Advisor:

5. Broker-Dealer Status

Is Stockholder a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”)?	Yes ☐ No ☐

For the purposes of the below only, an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such broker-dealer, and does not include any individual employed by such broker-dealer or its affiliates.

(c) If “No,” is Stockholder an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?	Yes ☐ No ☐

(d) If Stockholder is an “affiliate” of a registered broker-dealer, please describe that affiliation:

6. Transactions with Acquiror

Has Stockholder had an interest (direct or indirect) in any transaction (or series of transactions) with Acquiror or any subsidiary involving over $120,000 since January 1, 2012 or that is currently planned?

Yes ☐ No ☐

If “Yes,” please describe such transaction and the nature and amount of interest involved.

7. Legal Proceedings Adverse to Acquiror

In any pending legal proceeding, is Stockholder or any of Stockholder’s affiliates, a party adverse to Acquiror or any of its subsidiaries, or does Stockholder or any of Stockholder’s affiliates have an interest in any proceeding that is adverse  to Acquiror or any of its subsidiaries?

Yes ☐ No ☐

If “Yes,” please describe such legal proceeding and the nature and amount of such interest.

8. Relationship with Acquiror

Has Stockholder or any of Stockholder’s affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Stockholder) held any position or office or has Stockholder had any other material relationship with Acquiror (or its predecessors or affiliates) within the past three years?

Yes ☐ No ☐

If “Yes,” please state the nature and duration of such relationship(s) with Acquiror.

9. Number of Registrable Shares to Include in the Registration Statement

       (a) Stockholder hereby requests Acquiror to include in the Registration Statement all of the Registrable Shares received (or receivable, if the Merger has not yet been consummated), by Stockholder in the Merger, except as set forth in Section 9(b) below.

       (b) Stockholder does not wish to include in the Registration Statement the following number of Registrable Shares received (or receivable, if the Merger has not yet been consummated) by Stockholder in the Merger:

(Signature Page Follows)

The information set forth above is supplied by the undersigned in response to the request of Acquiror for use in connection with the preparation and filing of the Registration Statement and the Prospectus. The answers given in this questionnaire are correctly stated to the best of the undersigned’s knowledge, information and belief, and the undersigned acknowledges that Acquiror and its counsel will rely on such answers.  If the undersigned becomes aware of any material change in such information prior to the commencement of the proposed public offering, the undersigned will immediately inform ___________ of Wilson Sonsini Goodrich & Rosati, Professional Corporation at ___________________ or (650) 493-9300.

SELLING STOCKHOLDER:

(Print Selling Stockholder Name) *

Date: ____________, 2015
Signature

Print Name (if signing on behalf of an entity)

Title (if signing on behalf of an entity)

Telephone:

E-mail:

* To be signed in exactly the same name as appears on the stock certificates and/or book-entry credits in which the Registrable Shares are registered (or are to be registered if not yet issued).  You must execute a separate Selling Stockholder Questionnaire for each different name in which shares are registered.  If the Selling Stockholder is a corporation or other entity, print the name and indicate the title of the person signing on behalf of the Selling Stockholder.  If shares are owned jointly, each owner(s) should sign a separate signature page.

APPENDIX A

DEFINITIONS

Affiliate means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

Control or controlling means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.